Exhibit 99.1

Key Energy Services, Inc.

News Release

For Immediate Release:	Contact: John Daniel
Thursday, September 21, 2006	(713) 651-4300

KEY ENERGY ANNOUNCES BYLAW AMENDMENTS

AND PROVIDES RESTATEMENT UPDATE

HOUSTON, TX, September 21, 2006 – Key Energy Services, Inc. (Pink Sheets: KEGS) announced today that its Board of Directors has amended the Company’s Bylaws and provided a restatement update.

The principal changes to the Bylaws are:  establishing a classified board of directors; requiring a two-thirds vote of the stockholders of the Company to remove a member of the Board of Directors and then only with cause; requiring that the number of directors be fixed only by vote of the directors of the Board of the Company; requiring that a vacancy on the Board between meetings be filled only by the remaining directors of the Board of the Company; and requiring the vote of a majority of the shareholders of the Company to call a special meeting of the shareholders of the Company.  The corporate law of Maryland, where the Company is incorporated, expressly allows the Board of Directors to elect to “opt-in” to these Bylaw provisions in order to enhance the power of the Board to respond to unsolicited takeover bids.

David Breazzano, the Board’s Lead Director, said, “Today the Board of Directors has approved corporate governance amendments to the Bylaws, which the Board believes are in the best interest of the Company and all of its stockholders.  We believe the changes, which the Board has been considering for several months, align our defense profile with the majority of our peer companies, who have governance provisions similar to the ones we have adopted.  These amendments will enhance the Board’s ability to respond appropriately in the interests of all stockholders in the event of an unsolicited proposal.”

1301 McKinney Street, Suite 1800, Houston, Texas 77010

Dick Alario, the Company’s Chairman and Chief Executive Officer, commented, “I believe that the Company’s stock is undervalued.  The Board is highly attuned to the interests of stockholders in maximizing the value of their investment in the Company, particularly in light of the Company’s strong operations and positive cash flow.   Our principal objective in adopting the Bylaw amendments is to strengthen the Company’s hand in the event an unsolicited proposal materializes.  We have not received any unsolicited acquisition proposals.”

Mr. Breazzano added, “We understand our stockholders’ frustration with the Company’s financial reporting situation, and we have received communications about the potential to call a stockholders meeting, which at least one stockholder has suggested could involve a contested director election.  The Board believes that attempting to call a stockholders’ meeting at this time would create legal problems since SEC rules require the Company to deliver current audited financials in connection with an annual meeting.   The Board serves at the pleasure of the stockholders, of course, and we intend to call a meeting at the earliest practicable time after the Company becomes current in its financial statements.   At this time, we believe it is in the stockholders’ interest to focus management and the Board’s attention on operations and completing the Company’s financial statements as quickly as possible.”

Restatement Update

As disclosed in its last restatement update on September 6, 2006, the Company has been considering its financial statements for the year ended December 31, 2003, and prior periods.  The Company expects that its consolidated balance sheet for the fiscal year ended December 31, 2003 will present the Company’s financial condition as of that date in accordance with Generally Accepted Accounting Principles (GAAP).   This balance sheet will serve as an opening balance sheet for preparation of financial statements (including income and cash flow statements) in accordance with GAAP for the three years ended December 31, 2004, 2005 and 2006, respectively.

Also as discussed in the September 6, 2006 update, the Company was unable, with sufficient certainty, to determine the appropriate period(s) in 2003 or before in which to record write-offs relating to unlocated fixed assets and write-downs relating to changes in conditions for some fixed assets that were identified in the restatement process.  Based on these issues, the Company is unable to conclude with sufficient certainty that its financial statements for 2003 and prior periods are in accordance with GAAP.  Therefore, the Company will not be presenting the consolidated financial statements, other than the December 31, 2003 balance sheet, as being in accordance with GAAP.

Consequently, instead of an Annual Report on Form 10-K, the Company expects to file a financial and informational report on Form 8-K that will contain the December 31, 2003 consolidated balance sheet and other consolidated financial statements for three fiscal years ending December 31, 2003.   This report will also provide an explanation regarding the restatement as well as information about the Company’s business and other information.  The Company believes that it is close to filing this report.

Using the December 31, 2003 balance sheet as an opening balance sheet, the Company believes that it will be able to provide financial statements in accordance with GAAP for the three years ended December 31, 2006.  The Company therefore expects to file an Annual Report on Form 10-K for the 2006 fiscal year, though an SEC waiver will be required with respect to providing unaudited selected financial data in accordance with GAAP for the two years prior to 2004.

August Rig Hours and Selected Monthly Financial Data

The Company intends to release its August selected financial data next week.

Key Energy Services, Inc. is the world’s largest rig-based well service company.  The Company provides oilfield services including well servicing, contract drilling, pressure pumping, fishing and rental tools and other oilfield services.  The Company has operations in essentially all major onshore oil and gas producing regions of the continental United States and internationally in Argentina.

Certain statements contained in this news release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements are based on current expectations, estimates and projections about the Company, the Company’s industry, management’s beliefs and certain assumptions made by management.  Whenever possible, the Company has identified these “forward-looking statements” by words such as “expects,” “believes,” “anticipates” and similar phrases.  Readers are cautioned that any such forward-looking statements are not guarantees of future performance or the results of the ongoing review and restatements and are subject to certain risks, uncertainties and assumptions that are difficult to predict, including, but not limited to: the impact of the Company’s current restatement process on its results for prior and current periods; uncertainties surrounding the restatement process, including the  predictions for timing of filing and amount of the restatements; the risk of possible changes in the scope and nature of, the time required to complete, the issuance of audit opinions on the Company’s prior year financial statements and the audit of the Company’s 2003, 2004 and 2005  financial statements; the impact of governmental investigations;  risks that the Company’s independent auditors might have audit adjustments or raise other issues which result in additional delay in the restatement process; need for an SEC waiver in connection with the 2006 annual report on Form 10-K; risks that the Company’s inability to complete the restatement of its financial statements will impact operations; risks affecting the ability of the Company to maintain or improve operations, including the ability to maintain price increases; possible over supply of new rigs coming into the market and weather risks;  risks that the Company will be unable to achieve budgeted financial targets;  risks affecting activity levels for rig hours, including the risk that commodity prices decline or the risk that capital budgets from the Company’s customers decrease; and risks and uncertainties attendant to litigation with former executive officers. Because such statements involve risks and uncertainties, the actual results and performance of the Company may differ materially from the results expressed or implied by such forward-looking statements.  Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements.  Unless otherwise required by law, the Company also disclaims any obligation to update its view of any such risks or uncertainties or to announce publicly the result of any revisions to the forward-looking statements made here; however, readers should review carefully reports or documents the Company files periodically with the Securities and Exchange Commission.